UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  June 9, 2009

                         AMR CORPORATION
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234
                                   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 9, 2009 American Airlines, Inc. ("American"), a wholly-owned subsidiary of AMR Corporation, entered into an amendment to Purchase Agreement No. 1977 with The Boeing Company (“Boeing”).

As of March 31, 2009, American had commitments to purchase a total of 29 Boeing 737-800 aircraft in 2009, two of which had been delivered as of that date.  Accordingly, as described in AMR’s Form 10-Q filing for the quarterly period ended on that date, American had commitments to acquire 27 737-800 aircraft in the remainder of 2009.  Also as described in that Form 10-Q, as of March 31, 2009, American had commitments to acquire 39 737-800 aircraft in 2010 and eight 737-800 aircraft in 2011.  Pursuant to the amendment referred to above, American exercised rights to purchase an additional eight 737-800 aircraft and the delivery dates of certain aircraft were rescheduled.  As a result, American’s total 737-800 purchase commitments for 2009 (including six aircraft that have been delivered as of this date) have increased from 29 as of March 31, 2009 to 31 as of this date, and American’s 737-800 purchase commitments for 2010 have increased from 39 as of March 31, 2009 to 45 as of this date.  American’s 737-800 purchase commitments remain at eight in 2011.  In addition to these aircraft, American has firm commitments for eleven 737-800 aircraft and seven Boeing 777 aircraft scheduled to be delivered in 2013-2016.

Payments for American’s 737-800 and 777 aircraft purchase commitments will approximate $768 million for the remainder of 2009, $1.3 billion in 2010, $354 million in 2011, $217 million in 2012, $399 million in 2013, and $556 million for 2014 and beyond. These amounts are net of purchase deposits currently held by the manufacturer.

American previously arranged backstop financing which, together with other previously arranged financing, covered a significant portion of its 2009-2011 Boeing 737-800 aircraft deliveries, subject to certain terms and conditions.  This backstop financing arrangement was recently amended.  Taking into account that amendment, all of American’s 737-800 aircraft purchase commitments for 2009 – 2011 are, subject to certain terms and conditions, covered by the backstop financing arrangement and other committed financing arrangements except for approximately $308 million, all of which is due in the fourth quarter of 2010 and beyond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  June 11, 2009